UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant	☐

Filed by a Party other than the Registrant	☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under § 240.14a-12

FERMI INC.
(Name of Registrant as Specified In Its Charter)

VICKSBURG INVESTMENTS MANAGEMENT LLC TOBY R. NEUGEBAUER MELISSA A. NEUGEBAUER 2020 TRUST DAVID A. DAGLIO CHARLES M. ELSON SHEILA HOODA JOHN T. JIMENEZ JUAN A. PUJADAS JANET YANG
(Name of Persons(s) Filing Proxy Statement, if other than the Registrant)

THIS SOLICITATION IS BEING CONDUCTED BY THE FERMI FOUNDER PARTIES AND THE OTHER PARTICIPANTS AND IS NOT BEING CONDUCTED BY OR ON BEHALF OF FERMI INC. OR ITS BOARD OF DIRECTORS

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

IMPORTANT INFORMATION

FOR SHAREHOLDERS WHO HOLD SHARES
THROUGH A BANK, BROKER OR OTHER NOMINEE

HOW TO VOTE YOUR GREEN VOTING INSTRUCTION FORM

TO CALL A SPECIAL MEETING OF SHAREHOLDERS

Toby Neugebauer, Vicksburg Investments Management LLC, the Melissa A. Neugebauer 2020 Trust (the “Fermi Founder Parties”) and the other participants named herein are supplementing their definitive solicitation statement (the “Solicitation Statement”), filed with the Securities and Exchange Commission on June 10, 2026, to inform shareholders of the following important information about the Fermi Founder Parties’ solicitation of holders of common stock of Fermi Inc. (the “Company”) to designate agents to call a special meeting of shareholders of the Company (the “Special Meeting”). Please refer to the Solicitation Statement for more information about the Fermi Founder Parties’ solicitation.

Shareholders who own shares of common stock through a bank, broker, or other nominee (also called a “street name” shareholder), and who have previously consented to electronic delivery, may receive their GREEN voting instruction form by email. Most “street name” shareholders will be able to vote their GREEN voting instruction forms online using the instructions provided by their bank, broker or other nominee.

Street name shareholders who held common stock as of June 10, 2026, the record date for the Fermi Founder Parties’ solicitation, are encouraged to check their email and/or mailbox for our solicitation materials and vote their GREEN voting instruction form to CONSENT to the calling of the Special Meeting as soon as possible.

Shareholders who hold their common stock in registered name through the Company’s transfer agent may only vote their shares by signing and returning their physical GREEN agent designation card.

Support a Good Governance Vote on the Future of Fermi

Vote CONSENT to Calling the Special Meeting on the GREEN Agent Designation Card Today

Your vote to CONSENT to calling a Special Meeting is NOT a vote in favor of the proposals to be submitted at the Special Meeting. It is a vote to call the Special Meeting so shareholders can hear the facts and then decide. If the Special Meeting is successfully called, the Fermi Founder Parties will distribute a BLUE proxy card on which you may vote for the proposals for the meeting.

If you have any questions or require assistance in executing your GREEN agent designation card, please contact our proxy solicitor:

520 8th Avenue, 14th Floor

New York, NY 10018

(212) 257-1311

Shareholders call toll-free at (888) 368-0379

Email: info@saratogaproxy.com

Important Information

Toby Neugebauer and his affiliated entities, Vicksburg Investments Management LLC and Melissa A. Neugebauer 2020 Trust (collectively with Mr. Neugebauer, the “Fermi Founder Parties”), David A. Daglio, Charles M. Elson, John T. Jimenez, Janet Yang, Sheila Hooda and Juan A. Pujadas (collectively, the “Participants”) have filed a definitive proxy statement on Schedule 14A, accompanying GREEN agent designations card, and other relevant documents with the SEC in connection with the solicitation of agent designations for calling a special meeting of shareholders to be held as promptly as practicable (the “Special Meeting”).

THE PARTICIPANTS STRONGLY ADVISE ALL SHAREHOLDERS OF THE COMPANY TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER PROXY MATERIALS, INCLUDING THE GREEN AGENT DESIGNATIONS CARD, THAT HAVE BEEN OR WILL BE FILED BY THE PARTICIPANTS AS THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS ARE AND WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST.

Mr. Neugebauer beneficially owns 146,516,035 shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”), composed of (i) Vicksburg Investments Management LLC beneficially owns 44,656,376 shares of Common Stock, (ii) 94,359,659 shares of Common Stock beneficially owned by Melissa A. Neugebauer 2020 Trust, and (iii) 7,500,000 shares of Common Stock underlying restricted stock units held by Mr. Neugebauer that vested in connection with his termination without cause. As of the date hereof, none of the other Participants beneficially own any shares of Common Stock.

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